Exhibit 5.1

The New York Times Building
37th Floor
620 Eighth Avenue
New York, NY 10018-1405
212.808.2700
Fax 212.286.9806

January 6, 2017

Interpace Diagnostics Group, Inc. Morris Corporate Center 1, Building A 300 Interpace Parkway Parsippany, NJ 07054

Re:	Public Offering

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-207263), as amended (the “Registration Statement”), filed by Interpace Diagnostics Group, Inc., a Delaware corporation (f/k/a “PDI, Inc.”) (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) and with an effectiveness date of October 9, 2015. We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”), filed with the Commission on January 5, 2017 relating to the offering by the Company of 630,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock” and such shares of Common Stock, the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement pursuant to a Securities Purchase Agreement, dated as of January 3, 2017, as amended by that certain Amendment to Securities Purchase Agreement, dated January 5, 2017 and effective as of January 3, 2017, by and between the Company and the purchasers named in the signature pages thereto (collectively, the “Purchasers” and such agreement, as so amended, the “Securities Purchase Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to, the Registration Statement, the prospectus included in the Registration Statement, the Prospectus Supplement, the Securities Purchase Agreement, the Company’s Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws, certain resolutions of the Board of Directors of the Company, corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

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www.pepperlaw.com

Interpace Diagnostics Group, Inc.

January 6, 2017

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of the originals of such certified, conformed, photostatic or facsimile copies and that the Shares will be issued against payment of valid consideration under applicable law. In addition, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Prospectus Supplement. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreement and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP